SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2011

SELECTICA, INC.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real
San Mateo, California 94403
(Address of Principal Executive Offices)

(408) 570-9700
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2011, the Compensation Committee of the Board of Directors of Selectica, Inc. (the “Company”) amended the Company’s Compensation Program for Non-Employee Directors to provide a specific additional retainer amount for the member of the Board serving as Chairman of the Board in the amount of $15,000 per year, paid in quarterly installments.

Item 2.02	Results of Operations and Financial Condition.

On October 27, 2011, the Company issued a press release announcing preliminary financial results for the second fiscal quarter ended September 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements with President and Chief Executive Officer.

On October 25, 2011, the Company entered into an employment letter agreement and amended and restated severance agreement with Jason Stern, the Company’s President and Chief Executive Officer, which amend and restate the prior terms of Mr. Stern’s employment letter agreement and severance agreement as amended.  The new employment letter agreement and amended and restated severance agreement restate the prior terms of Mr. Stern’s employment arrangement and severance agreement as previously in effect, except that the new agreements provide for the triggering of any bonus payment at 100% of target metrics in the event of a qualifying termination event in connection with a change of control of the Company.  The terms of the employment letter agreement provide for an annual base salary of $250,000.  The terms of the severance agreement provide for the continuation of Mr. Stern’s base salary and health insurance coverage for six months if he is discharged for a reason other than cause or permanent disability at any time.  However, Mr. Stern is entitled to twelve months of base salary and health insurance coverage if he is discharged for a reason other than cause or permanent disability or if he resigns for good reason, in either case within 12 months after the Company is subject to a change in control.  The severance agreement also provides that all equity awards held by Mr. Stern at the time of a change in control will immediately vest in full and, as provided for in the amendment, the triggering of any bonus payment as described above.  The descriptions of the employment letter agreement and amended and restated severance agreement are qualified in their entirety by the full text of the letter agreement and Amended and Restated Severance Agreement filed herewith as Exhibits 10.1 and 10.2, respectively.

Compensation Arrangements with the Chief Financial Officer.

On October 25, 2011, the Company entered into an employment letter agreement and amended and restated severance agreement with Todd Spartz, the Company’s Chief Financial Officer, which amend and restate the prior terms of Mr. Spartz’s employment letter agreement and severance agreement as amended.  The new employment letter agreement and amended and restated severance agreement restate the prior terms of Mr. Spartz’s employment arrangement and severance agreement as previously in effect, except that the new agreements provide for (i) an increase in Mr. Spartz’s annual salary from $220,000 to $230,000 and (ii) the triggering of any bonus payment at 100% of target metrics in the event of a qualifying termination event in connection with a change of control of the Company.  The terms of the employment letter agreement provide for an annual base salary of $230,000, as amended.  The terms of the severance agreement provide for the continuation of Mr. Spartz’s base salary and health insurance coverage for six months if he is discharged for a reason other than cause or permanent disability at any time.  However, Mr. Spartz is entitled to twelve months of base salary and health insurance coverage if he is discharged for a reason other than cause or permanent disability or if he resigns for good reason, in either case within 12 months after the Company is subject to a change in control.  The severance agreement also provides that all equity awards held by Mr. Spartz at the time of a change in control will immediately vest in full and, as provided for in the amendment, the triggering of any bonus payment as described above. The descriptions of the employment letter agreement and amended and restated severance agreement are qualified in their entirety by the full text of the letter agreement and Amended and Restated Severance Agreement filed herewith as Exhibits 10.3 and 10.4, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Letter Agreement dated as of October 25, 2011 by and between the Company and Jason Stern.
10.2	Amended and Restated Severance Agreement dated as of October 25, 2011 by and between the Company and Jason Stern.
10.3	Employment Letter Agreement dated as of October 25, 2011 by and between the Company and Todd Spartz.
10.4	Amended and Restated Severance Agreement dated as of October 25, 2011 by and between the Company and Todd Spartz.
99.1	Press release of Selectica, Inc., dated October 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2011
SELECTICA, INC.

By:	/s/ Todd Spartz
Name: Todd Spartz
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter Agreement dated as of October 25, 2011 by and between the Company and Jason Stern.
10.2	Amended and Restated Severance Agreement dated as of October 25, 2011 by and between the Company and Jason Stern.
10.3	Employment Letter Agreement dated as of October 25, 2011 by and between the Company and Todd Spartz.
10.4	Amended and Restated Severance Agreement dated as of October 25, 2011 by and between the Company and Todd Spartz.
99.1	Press release of Selectica, Inc., dated October 27, 2011.